SLM Student Loan Trust 1998-1
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04-9/30/04

I. Deal Parameters

		Student Loan Portfolio Characteristics	6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$819,932,507.23	($100,977,934.74)	$718,954,572.49
	ii	Interest to be Capitalized	4,855,850.29		4,323,485.10

	iii	Total Pool	$824,788,357.52		$723,278,057.59

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$824,788,357.52		$723,278,057.59

B	i	Weighted Average Coupon (WAC)	5.293%		5.396%
	ii	Weighted Average Remaining Term	91.79		90.46
	iii	Number of Loans	263,512		238,778
	iv	Number of Borrowers	119,653		109,729

		Notes and Certificates		Spread	Balance 7/26/04	% of Pool	Balance 10/25/04	% of Pool
C	i	A-1 Notes	78442GAX4	0.71%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GAY2	0.76%	718,238,357.52	87.082%	616,728,057.59	85.268%
	iii	Certificates	78442GAZ9	0.97%	106,550,000.00	12.918%	106,550,000.00	14.732%

	iv	Total Notes and Certificates			$824,788,357.52	100.000%	$723,278,057.59	100.000%

		Reserve Account	7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,061,970.89	$1,808,195.14
	iv	Reserve Account Floor Balance ($)	$2,999,161.00	$2,999,161.00
	v	Current Reserve Acct Balance ($)	$2,999,161.00	$2,999,161.00

II. 1998-1 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$94,546,351.41
	ii	Principal Collections from Guarantor	9,873,856.39
	iii	Principal Reimbursements	14,887.00
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$104,435,094.80

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$156,792.19
	ii	Capitalized Interest	(3,613,952.25)

	iii	Total Non-Cash Principal Activity	$(3,457,160.06)

C	Total Student Loan Principal Activity		$100,977,934.74

D	Student Loan Interest Activity
	i	Regular Interest Collections	$5,731,808.11
	ii	Interest Claims Received from Guarantors	528,543.62
	iii	Collection Fees/Return Items	54,503.89
	iv	Late Fee Reimbursements	441,465.52
	v	Interest Reimbursements	19,439.92
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	8,182.65
	viii	Subsidy Payments	887,022.60

	ix	Total Interest Collections	$7,670,966.31

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,505.19)
	ii	Capitalized Interest	3,613,952.25

	iii	Total Non-Cash Interest Adjustments	$3,609,447.06

F	Total Student Loan Interest Activity		$11,280,413.37

G	Non-Reimbursable Losses During Collection Period		$152,583.67

H	Cumulative Non-Reimbursable Losses to Date		$4,537,424.60

III. 1998-1 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
i	Principal Payments Received	$38,271,641.62
ii	Consolidation Principal Payments	66,148,566.18
iii	Reimbursements by Seller	3,460.37
iv	Borrower Benefits Reimbursements	2,239.42
v	Reimbursements by Servicer	852.55
vi	Re-purchased Principal	8,334.66

vii	Total Principal Collections	$104,435,094.80

B	Interest Collections
i	Interest Payments Received	$6,617,131.07
ii	Consolidation Interest Payments	538,425.91
iii	Reimbursements by Seller	1,796.49
iv	Borrower Benefits Reimbursements	689.94
v	Reimbursements by Servicer	15,724.26
vi	Re-purchased Interest	1,229.23
vii	Collection Fees/Return Items	54,503.89
viii	Late Fees	441,465.52

ix	Total Interest Collections	$7,670,966.31

C	Other Reimbursements	$392,167.59

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

TOTAL FUNDS RECEIVED	$112,498,228.70
LESS FUNDS PREVIOUSLY REMITTED:
Servicing Fees	$(935,411.61)
Consolidation Loan Rebate Fees	$(289,915.71)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$111,272,901.38

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$447,302.94
ii	Percentage of Principal Calculation	$498,804.62
iii	Lesser of Unit or Principal Calculation	$447,302.94

H	Servicing Fees Due for Current Period	$447,302.94

I	Carryover Servicing Fees Due	$184,243.47
Jul-04	Servicing Carryover	$76,038.97
Aug-04	Servicing Carryover	$56,702.82
Sep-04	Servicing Carryover	$51,501.68

TOTAL:	Carryover Servicing Fee Due	$184,243.47

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$651,546.41

IV. 1998-1	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	4.008%	3.977%	1,897	1,723	0.720%	0.722%	$6,753,994.06	$6,092,324.61	0.824%	0.847%

Grace
Current	3.993%	3.899%	679	694	0.258%	0.291%	2,422,470.33	2,613,325.90	0.295%	0.363%

TOTAL INTERIM	4.004%	3.954%	2,576	2,417	0.978%	1.013%	$9,176,464.39	$8,705,650.51	1.119%	1.210%
REPAYMENT
Active
Current	5.533%	5.646%	168,346	153,871	63.886%	64.441%	$442,887,787.08	$388,492,682.33	54.015%	54.036%
31-60 Days Delinquent	5.570%	5.695%	9,655	8,314	3.664%	3.482%	36,368,593.60	30,961,589.12	4.436%	4.306%
61-90 Days Delinquent	5.367%	5.504%	5,988	5,060	2.272%	2.119%	23,261,587.39	20,674,233.01	2.837%	2.876%
91-120 Days Delinquent	5.214%	5.370%	3,715	3,890	1.410%	1.629%	15,189,509.97	15,669,110.09	1.853%	2.179%
> 120 Days Delinquent	5.117%	5.223%	11,431	11,129	4.338%	4.661%	48,338,342.74	45,615,708.29	5.895%	6.345%

Deferment
Current	4.689%	4.759%	31,626	29,576	12.002%	12.386%	113,138,920.49	102,772,829.04	13.799%	14.295%

Forbearance
Current	5.083%	5.197%	28,530	23,189	10.827%	9.712%	124,826,079.47	100,728,577.48	15.224%	14.010%

TOTAL REPAYMENT	5.310%	5.417%	259,291	235,029	98.398%	98.430%	$804,010,820.74	$704,914,729.36	98.058%	98.047%
Claims in Process (1)	5.040%	4.981%	1,639	1,330	0.622%	0.557%	$6,724,011.82	$5,319,809.38	0.820%	0.740%
Aged Claims Rejected (2)	4.220%	4.919%	6	2	0.002%	0.001%	$21,210.28	$14,383.24	0.003%	0.002%
GRAND TOTAL	5.293%	5.396%	263,512	238,778	100.000%	100.000%	$819,932,507.23	$718,954,572.49	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1998-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.231%	154,058	$340,306,069.69	47.333%
- GSL - Unsubsidized	4.086%	55,173	159,941,482.48	22.246%
- PLUS Loans	5.267%	6,347	16,028,667.02	2.229%
- SLS Loans	5.389%	5,776	21,033,330.88	2.926%
- Consolidation Loans	8.727%	17,424	181,645,022.42	25.265%

- Total	5.396%	238,778	$718,954,572.49	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.283%	178,643	$456,778,481.59	63.534%
-Two Year	4.183%	31,719	58,936,304.37	8.198%
-Technical	4.211%	10,997	21,877,880.90	3.043%
-Other	8.723%	17,419	181,361,905.63	25.226%

- Total	5.396%	238,778	$718,954,572.49	100.000%

*Percentages may not total 100% due to rounding.

VI. 1998-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$9,048,290.81
B	Interest Subsidy Payments Accrued During Collection Period		762,762.83
C	SAP Payments Accrued During Collection Period		590,194.31
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		289,456.55
E	Investment Earnings (ADMINISTRATOR ACCOUNTS )		0.00

F	Net Expected Interest Collections		$10,690,704.50

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$10,690,704.50
	iv	Primary Servicing Fee	$1,382,714.55
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$824,788,357.52
	vii	Student Loan Rate	4.52917%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(7/26/04 - 10/25/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			2.37173%
K	Class A-2 Interest Rate	0.005896924	(7/26/04 - 10/25/04)	2.37173%
L	Certificate T-Bill Based Rate of Return			2.58173%
M	Certificate Rate of Return	0.006419055	(7/26/04 - 10/25/04)	2.58173%

VII. 1998-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
7/26/2004	–	7/26/2004	1	1.352%	2.1120%	2.3220%

7/27/2004	–	8/2/2004	7	1.449%	2.2090%	2.4190%

8/3/2004	–	8/9/2004	7	1.490%	2.2500%	2.4600%

8/10/2004	–	8/16/2004	7	1.497%	2.2570%	2.4670%

8/17/2004	–	8/23/2004	7	1.498%	2.2580%	2.4680%

8/24/2004	–	8/30/2004	7	1.541%	2.3010%	2.5110%

8/31/2004	–	9/7/2004	8	1.607%	2.3670%	2.5770%

9/8/2004	–	9/13/2004	6	1.663%	2.4230%	2.6330%

9/14/2004	–	9/20/2004	7	1.671%	2.4310%	2.6410%

9/21/2004	–	9/27/2004	7	1.716%	2.4760%	2.6860%

9/28/2004	–	10/4/2004	7	1.741%	2.5010%	2.7110%

10/5/2004	–	10/12/2004	8	1.716%	2.4760%	2.6860%

10/13/2004	–	10/24/2004	12	1.711%	2.4710%	2.6810%

Total Days in Accrual Period			91

8

VIII. 1998-1 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$819,932,507.23
	ii	Interest To Be Capitalized	4,855,850.29

	iii	Total Pool	$824,788,357.52
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$824,788,357.52

B	Total Note and Certificate Factor		0.2709421
C	Total Note and Certificate Balance		$824,788,357.52

D	Note Balance 7/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000	0.5865564	1.0000000
	ii	Expected Note Balance	$0.00	$718,238,357.52	$106,550,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,999,161.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1998-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D)		$111,562,357.93	$111,562,357.93

B	Primary Servicing Fees-Current Month		$447,302.94	$111,115,054.99
C	Administration Fee		$20,000.00	$111,095,054.99

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$111,095,054.99
	ii	Class A-2	$4,235,397.24	$106,859,657.75

	iii	Total Noteholder’s Interest Distribution	$4,235,397.24

E	Certificateholder’s Return Distribution Amount		$683,950.36	$106,175,707.39

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$106,175,707.39
	ii	Class A-2	$101,510,299.93	$4,665,407.46

	iii	Total Noteholder’s Principal Distribution	$101,510,299.93

G	Certificateholder’s Balance Distribution Amount		$0.00	$4,665,407.46

H	Increase to the Specified Reserve Account Balance		$0.00	$4,665,407.46

I	Carryover Servicing Fees		$184,243.47	$4,481,163.99

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$4,481,163.99
	i	Class A-2	$0.00	$4,481,163.99

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$4,481,163.99

L	Excess to Reserve Account		$4,481,163.99	$0.00

X. 1998-1 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due			$0.00	$4,235,397.24	$683,950.36
	ii	Quarterly Interest Paid			0.00	4,235,397.24	683,950.36

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$101,510,299.93	$0.00
	viii	Quarterly Principal Paid			0.00	101,510,299.93	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$105,745,697.17	$683,950.36

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04			$824,788,357.52
	ii	Adjusted Pool Balance 9/30/04			723,278,057.59

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)			$101,510,299.93

	iv	Adjusted Pool Balance 6/30/04			$824,788,357.52
	v	Adjusted Pool Balance 9/30/04			723,278,057.59

	vi	Current Principal Due (iv-v)			$101,510,299.93
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$101,510,299.93

	ix	Principal Distribution Amount Paid			$101,510,299.93

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$101,510,299.93
D		Total Interest Distribution			4,919,347.60

E		Total Cash Distributions-Note and Certificates			$106,429,647.53

F	Note & Certificate Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	(78442GAX4)	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	(78442GAY2)	$718,238,357.52	$616,728,057.59
		A-2 Note Pool Factor		0.5865564	0.5036570

	iii	Certificate Balance	(78442GAZ9)	$106,550,000.00	$106,550,000.00
		Certificate Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,999,161.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$4,481,163.99

	iv	Total Reserve Account Balance Available			$7,480,324.99
	v	Required Reserve Account Balance			$2,999,161.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Investment Corp.			$4,481,163.99
	viii	Ending Reserve Account Balance			$2,999,161.00

XI. 1998-1 Historical Pool Information

						2003	2002
			7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$819,932,507.23	$868,142,911.66	$945,233,147.34	$1,337,869,026.98	$1,805,566,476.20

	Student Loan Principal Activity
	i	Regular Principal Collections	$94,546,351.41	$42,532,341.69	$71,810,664.00	$313,495,871.05	$230,083,077.85
	ii	Principal Collections from Guarantor	9,873,856.39	9,566,555.56	9,233,709.37	39,961,061.81	45,392,978.95
	iii	Principal Reimbursements	14,887.00	41,574.21	178,822.00	62,381,457.03	229,890,735.01
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$104,435,094.80	$52,140,471.46	$81,223,195.37	$415,838,389.89	$505,366,791.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$156,792.19	$145,588.46	$134,890.00	$3,232,703.96	$5,415,055.85
	ii	Capitalized Interest	(3,613,952.25)	(4,075,655.49)	(4,267,849.69)	(26,435,214.21)	(43,084,398.44)

	iii	Total Non-Cash Principal Activity	$(3,457,160.06)	$(3,930,067.03)	$(4,132,959.69)	$(23,202,510.25)	$(37,669,342.59)

(-)	Total Student Loan Principal Activity		$100,977,934.74	$48,210,404.43	$77,090,235.68	$392,635,879.64	$467,697,449.22

	Student Loan Interest Activity
	i	Regular Interest Collections	$5,731,808.11	$5,754,922.24	$6,438,054.15	$32,952,003.51	$53,890,394.64
	ii	Interest Claims Received from Guarantors	528,543.62	521,560.90	492,111.79	2,491,845.50	3,214,666.17
	iii	Collection Fees/Return Items	54,503.89	40,452.83	49,498.59	140,130.57	44,277.72
	iv	Late Fee Reimbursements	441,465.52	319,144.70	426,719.85	1,593,088.32	1,654,189.99
	v	Interest Reimbursements	19,439.92	35,211.81	29,949.31	512,802.96	2,037,916.88
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	8,182.65	(1,267.26)	(663.93)	(3,339.87)	(6,172.51)
	viii	Subsidy Payments	887,022.60	960,655.60	1,027,043.27	5,747,031.34	10,203,698.60

	ix	Total Interest Collections	$7,670,966.31	$7,630,680.82	$8,462,713.03	$43,433,562.33	$71,038,971.49
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,505.19)	$(11,198.52)	$2,385.76	$(2,625,432.65)	$(4,695,081.30)
	ii	Capitalized Interest	3,613,952.25	4,075,655.49	4,267,849.69	26,435,214.21	43,084,398.44

	iii	Total Non-Cash Interest Adjustments	$3,609,447.06	$4,064,456.97	$4,270,235.45	$23,809,781.56	$38,389,317.14

	Total Student Loan Interest Activity		$11,280,413.37	$11,695,137.79	$12,732,948.48	$67,243,343.89	$109,428,288.63
(=)	Ending Student Loan Portfolio Balance		$718,954,572.49	$819,932,507.23	$868,142,911.66	$945,233,147.34	$1,337,869,026.98
(+)	Interest to be Capitalized		$4,323,485.10	$4,855,850.29	$5,458,574.94	$5,730,623.22	$8,698,072.18

(=)	TOTAL POOL		$723,278,057.59	$824,788,357.52	$873,601,486.60	$950,963,770.56	$1,346,567,099.16

(+)	Reserve Account Balance		$—	$—	$—	$—	$3,366,417.75

(=)	Total Adjusted Pool		$723,278,057.59	$824,788,357.52	$873,601,486.60	$950,963,770.56	$1,349,933,516.91

XII. 1998-1 Historical Pool Information (continued)

			2001	2000	1999	1998
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	2/9/98-12/31/98
Beginning Student Loan Portfolio Balance			$2,161,887,863.16	$2,436,692,225.62	$2,743,530,724.67	$2,949,265,754.91

	Student Loan Principal Activity
	i	Regular Principal Collections	$284,201,383.38	$243,431,526.79	$243,952,565.59	$212,924,399.41
	ii	Principal Collections from Guarantor	52,089,315.03	36,212,190.88	49,509,879.74	56,695,882.17
	iii	Principal Reimbursements	75,395,238.53	67,183,324.38	87,775,241.69	2,544,308.58
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$411,685,936.94	$346,827,042.05	$381,237,687.02	$272,164,590.16
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$5,502,377.77	$8,901,793.81	$10,930,637.45	$8,913,898.93
	ii	Capitalized Interest	(60,866,927.75)	(80,924,473.40)	(85,329,825.42)	(75,343,458.85)

	iii	Total Non-Cash Principal Activity	$(55,364,549.98)	$(72,022,679.59)	$(74,399,187.97)	$(66,429,559.92)

(-)	Total Student Loan Principal Activity		$356,321,386.96	$274,804,362.46	$306,838,499.05	$205,735,030.24

	Student Loan Interest Activity
	i	Regular Interest Collections	$85,309,217.55	$100,589,544.93	$111,000,024.68	$103,400,566.43
	ii	Interest Claims Received from Guarantors	4,083,607.15	2,417,096.10	3,086,592.85	3,613,320.17
	iii	Collection Fees/Return Items	—	—	—	—
	iv	Late Fee Reimbursements	2,041,768.81	2,076,965.24	2,028,775.31	652,095.43
	v	Interest Reimbursements	825,882.34	860,622.30	1,448,120.06	99,009.17
	vi	Other System Adjustments	—	(599.39)	—	—
	vii	Special Allowance Payments	4,701,539.15	19,222,896.32	1,186,266.46	1,002,682.24
	viii	Subsidy Payments	16,700,364.32	22,219,946.08	34,049,425.42	30,985,595.63

	ix	Total Interest Collections	$113,662,379.32	$147,386,471.58	$152,799,204.78	$139,753,269.07
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,680,384.31)	$(8,419,985.02)	$(9,993,229.05)	$(7,904,998.99)
	ii	Capitalized Interest	60,866,927.75	80,924,473.40	85,329,825.42	75,343,458.85

	iii	Total Non-Cash Interest Adjustments	$56,186,543.44	$72,504,488.38	$75,336,596.37	$67,438,459.86

	Total Student Loan Interest Activity		$169,848,922.76	$219,890,959.96	$228,135,801.15	$207,191,728.93
(=)	Ending Student Loan Portfolio Balance		$1,805,566,476.20	$2,161,887,863.16	$2,436,692,225.62	$2,743,530,724.67
(+)	Interest to be Capitalized		$13,304,778.83	$17,027,054.74	$28,269,705.23	$41,965,865.45

(=)	TOTAL POOL		$1,818,871,255.03	$2,178,914,917.90	$2,464,961,930.85	$2,785,496,590.12

(+)	Reserve Account Balance		$4,547,178.14	$5,447,287.29	$6,162,404.83	$6,963,741.48

(=)	Total Adjusted Pool		$1,823,418,433.17	$2,184,362,205.19	$2,471,124,335.68	$2,792,460,331.60

XIII. 1998-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-98	$2,999,160,860	—
Jul-98	$2,926,675,833	2.63%
Oct-98	$2,858,101,353	4.46%
Jan-99	$2,785,496,590	4.64%
Apr-99	$2,702,114,218	4.97%
Jul-99	$2,591,123,359	5.90%
Oct-99	$2,525,477,804	5.48%
Jan-00	$2,464,961,931	5.05%
Apr-00	$2,396,501,322	4.80%
Jul-00	$2,326,339,184	4.61%
Oct-00	$2,245,341,076	4.61%
Jan-01	$2,178,914,918	4.39%
Apr-01	$2,115,791,637	4.14%
Jul-01	$2,038,141,189	4.12%
Oct-01	$1,943,763,876	4.33%
Jan-02	$1,818,871,255	4.95%
Apr-02	$1,703,548,196	5.42%
Jul-02	$1,613,272,006	5.56%
Oct-02	$1,469,853,300	6.45%
Jan-03	$1,346,567,099	7.09%
Apr-03	$1,235,830,181	7.60%
Jul-03	$1,171,697,491	7.45%
Oct-03	$1,028,007,644	8.56%
Jan-04	$950,963,771	8.69%
Apr-04	$873,601,487	8.88%
Jul-04	$824,788,358	8.62%
Oct-04	$723,278,058	9.36%

*“Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.